Exhibit 99.1

Energous Wireless Power Solutions Reports

2024 Third Quarter Results

SAN JOSE, Calif. – November 12, 2024 – Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced financial results for the three months ended September 30, 2024, and provided an update on recent partnerships and company highlights.

Third Quarter 2024 Financial Results

•	Revenue for the three months ended September 30, 2024 of $230 thousand versus approximately $169 thousand in the same 2023 period, representing a 36% increase year over year.

•	Costs and expenses for the three months ended September 30, 2024 totaled $3.8 million versus $5.3 million in the same 2023 period. Total third quarter 2024 GAAP costs and expenses consisted of approximately $0.3 million in cost of revenue, $1.7 million in research and development (R&D) expenses, $1.7 million in sales, marketing, general and administrative (SG&A) expenses, and approximately $0.1 million in severance expenses.

•	Non-GAAP costs and expenses for the three months ended September 30, 2024 were $3.5 million, decreasing from $4.6 million for the same 2023 period, representing a reduction of approximately $1.0 million, or 22%, year over year.

•	Continued operational cost reductions and increased commercial revenue yielded improved year over year net loss and loss per share of approximately $(3.4) million, or $(0.50) per basic and diluted share for the three months ended September 30, 2024, versus a net loss of approximately $(4.1) million, or $(0.86) per basic and diluted share, for the same 2023 period.

•	Non-GAAP net loss of approximately $(3.3) million for the three months ended September 30, 2024 versus non-GAAP net loss of approximately ($4.2) million for the same 2023 period, representing a 22% improvement year over year.

•	Approximately $1.5 million in cash and cash equivalents as of September 30, 2024.

See “Non-GAAP Financial Measures” below for additional information.

Company Highlights

•	As of November 8, 2024, the Company had $0.2 million in backlog, representing confirmed new and follow-on PowerBridge transmitter system orders from large retail customers, as well as engineering services. This backlog signifies growing market adoption of Energous wireless power solutions.
•	The third quarter of 2024 represented the highest quarter for commercial PowerBridge transmitter system shipments since introducing the product to the market in the fourth quarter of 2021.
•	In addition to transitioning a portion of active Proof of Concept (POCs) trials as of the end of the second quarter of 2024 to commercial deployments, the Company increased its active POCs from 47 to 56 as of October 31, 2024, representing a 19% increase and demonstrating increased interest in deploying the technology across a myriad of use cases.
•	The Company received multiple orders for its PowerBridge transmitters from a Fortune 10 multinational retail organization. The retailer will use 2W PowerBridge transmitters for improved grocery and store supply chain visibility and control and will use 1W PowerBridge transmitters to help improve transportation efficiency.

o	https://energous.com/company/newsroom/news/energous-receives-multiple-orders-from-multinational-retailer-for-grocery-distribution

o	https://energous.com/company/newsroom/news/energous-powerbridge-transmitters-to-help-improve-transportation-efficiency-for-multinational-retailer/
•	The 2W PowerBridge transmitter received full Federal Communications Commission (FCC) certification, making it the industry’s first certified transmitter available at this power level.

o   https://energous.com/company/newsroom/news/energous-2w-powerbridge-transmitter-receives-full-fcc-certification/

•	Energous shipped the first orders of its 2W PowerBridge transmitters to a Fortune 100 technology company. The transmitters will be used for reverse logistics processes at the company’s distribution centers.

o   https://energous.com/company/newsroom/news/energous-ships-first-orders-to-multinational-technology-company-for-reverse-logistics/

•	The 2W PowerBridge transmitter system won a Mobile Breakthrough Award for “IoT Innovation of the Year”.
o	https://energous.com/company/newsroom/news/energous-wins-mobile-breakthrough-award-for-iot-innovation/

•	Energous was engaged by a global leader in RFID-based source-to-shopper solutions to develop a battery-free smart tag designed to enhance visibility and asset tracking for retail IoT applications.

o	https://energous.com/company/newsroom/news/energous-to-develop-battery-free-smart-tag-for-global-rfid-leader

“As we push the boundaries of wireless power to create a world where battery-free devices are always connected and real-time data is always accessible, we continue to focus on three key initiatives: gaining traction with significant commercial accounts, demonstrating the value of our wireless power network solutions to businesses, and optimizing our operations,” said Mallorie Burak, CEO and CFO, Energous Wireless Power Solutions. “Progress is being made on all fronts, as we carefully balance continued reductions in infrastructure costs with strategic investments in scalable growth. The third quarter sales momentum and increased interest in our WPN technology represents a solid step forward for the Company as we chart the path to profitability.”

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (NASDAQ: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (GAAP). We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering costs related to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Energous Corporation

BALANCE SHEETS

(Unaudited)

(in thousands)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,451	$13,876
Restricted cash	-	60
Accounts receivable, net	152	102
Inventory	737	430
Prepaid expenses and other current assets	511	539
Total current assets	2,851	15,007

Property and equipment, net	404	429
Right-of-use lease asset	695	1,240
Total assets	$3,950	$16,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,538	$1,879
Accrued expenses	956	1,254
Accrued severance	37	134
Warrant liability	207	620
Operating lease liabilities, current portion	767	707
Deferred revenue	11	27
Total current liabilities	3,516	4,621

Operating lease liabilities, long-term portion	-	557
Total liabilities	3,516	5,178

Stockholders’ equity:
Preferred stock	-	-
Common stock	1	1
Additional paid-in capital	396,744	393,539
Accumulated deficit	(396,311)	(382,042)
Total stockholders’ equity	434	11,498
Total liabilities and stockholders’ equity	$3,950	$16,676

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$230	$169	$340	$383

Costs and expenses:
Cost of revenue	306	48	537	270
Research and development	1,701	2,460	6,489	8,419
Sales and marketing	699	774	2,391	3,074
General and administrative	1,022	1,699	4,443	5,764
Severance expense	83	269	1,377	359
Total costs and expenses	3,811	5,250	15,237	17,886
Loss from operations	(3,581)	(5,081)	(14,897)	(17,503)

Other income (expense), net:
Offering costs related to warrant liability	-	-	-	(592)
Change in fair value of warrant liability	159	788	413	2,685
Interest income	10	179	215	648
Total other income (expense), net	169	967	628	2,741

Net loss	$(3,412)	$(4,114)	$(14,269)	$(14,762)

Basic and diluted net loss per common share	$(0.50)	$(0.86)	$(2.21)	$(3.30)

Weighted average shares outstanding, basic and diluted	6,834,170	4,762,187	6,446,274	4,467,436

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Net loss (GAAP)	$(3,412)	$(4,114)	$(14,269)	$(14,762)
Add (subtract) the following items:
Depreciation and amortization	50	47	148	138
Stock-based compensation expense *	129	369	676	1,395
Severance expense	83	269	1,377	359
Offering costs related to warrant liability	-	-	-	592
Change in fair value of warrant liability	(159)	(788)	(413)	(2,685)
Non-GAAP net loss	$(3,309)	$(4,217)	$(12,481)	$(14,963)

* Stock-based compensation expense excludes $130 which is included in severance expense for the nine months ended September 30, 2024.

Total costs and expenses (GAAP)	$3,811	$5,250	$15,237	$17,886
Subtract the following items:
Depreciation and amortization	(50)	(47)	(148)	(138)
Stock-based compensation expense *	(129)	(369)	(676)	(1,395)
Severance expense	(83)	(269)	(1,377)	(359)
Non-GAAP costs and expenses	$3,549	$4,565	$13,036	$15,994

* Stock-based compensation expense excludes $130 which is included in severance expense for the nine months ended September 30, 2024.

Total research and development expenses (GAAP)	$1,701	$2,460	$6,489	$8,419
Subtract the following items:
Depreciation and amortization	(46)	(43)	(129)	(127)
Stock-based compensation expense	(35)	(139)	(194)	(558)
Non-GAAP research and development expenses	$1,620	$2,278	$6,166	$7,734

Total sales, marketing, general and administrative expenses (GAAP)	$1,721	$2,473	$6,834	$8,838
Subtract the following items:
Depreciation and amortization	(4)	(4)	(19)	(11)
Stock-based compensation expense	(94)	(230)	(352)	(837)
Non-GAAP sales, marketing, general and administrative expenses	$1,623	$2,239	$6,463	$7,990

Contacts:

Investor Relations

IR@energous.com

Media Relations

pr@energous.com

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